EXHIBIT 99.1


                      SIMTEK REPORTS THIRD QUARTER RESULTS
                  Completes Transition of Manufacturing Sites;
                        Continues 1 Mbit nvSRAM Roll-out

COLORADO SPRINGS, Colorado - November 4, 2004 - Simtek Corporation (OTCBB:
SRAM), a global provider of advanced nonvolatile semiconductor memory products, today reported results for both its third quarter and nine-month period ended September 30, 2004.

The Company reported revenues of $2.9 million in the third quarter as compared with $3.4 million in the same quarter a year ago. The decrease was primarily attributable to a decline in nonvolatile memory product availability as the Company completes its transition of manufacturing sites. Nonvolatile memory product revenue was $2.4 million in the third quarter versus $2.9 million in the same quarter last year. Revenue from government research and development activities conducted by the Company's Q-DOT subsidiary was $432,000 versus $563,000 in the comparable quarter last year. The decline was due to an increase in internal research and development activities related to commercial development of Q-DOT's high speed technology.

Gross margins in the third quarter declined to 26.2% from 32.7% in the same quarter a year ago as the Company consumed its last products manufactured in Chartered Semiconductor's wafer Fab1. Operating expenses of $2.1 million for the third quarter were up from $1.6 million in the third quarter last year but down sequentially from $2.3 million in the second quarter, reflecting management's plans to maintain a stable expense base as the Company prepares for revenue growth anticipated to begin in the current quarter and accelerate into 2005.

The Company reported a net loss of $1.4 million, or $0.02 per basic and diluted share, in the third quarter as compared with a net loss of $513,000, or $0.01 per basic and diluted share, in the same quarter last year.

Despite delays in transitioning its manufacturing facilities, revenue through nine months declined only slightly to $10.4 million versus $10.8 million in the same period a year ago. Gross margins declined slightly for the comparative periods, to 31.6% from 33%. Operating expenses increased to $6.5 million from $5.4 million in the same period last year. Net loss through nine months was $3.4 million, or $0.06 per basic and diluted share, versus $2.0 million, or $0.04 per basic and diluted share.

"Our third quarter and year-to-date results reflect delays in ramping up production in legacy products as we changed production facilities as well as slower than expected production growth in the 1 Mbit family," said Doug Mitchell, president and CEO. "However, we have worked through these issues and are now increasing production of both product families. We expect to achieve full production during the fourth quarter and will be back in a growth mode by year-end."

Simtek has been moving 0.8 micron production from Chartered Semiconductor's FAB1 to their FAB2 facility, resulting in an unanticipated interruption of product availability. The last material shipped from Fab1 did not yield enough parts to support customer demand during the second and third quarters, while bringing up Fab2's production capability was slower than anticipated. Mitchell said,


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however, that Chartered's Fab2 is now resulting in subsantially improved yields and increased wafer availability, and that final packaging and testing has recently been successfully completed. "While it has taken us longer than originally expected, we are pleased to report that we're now ramping up production and expect the new facility to positively impact product costs and deliveries for the remainder of 2004 and into the future. In addition, we are seeing continuing strong market demand for legacy products," Mitchell said. "Delays in customer programs going to production as well as our internal refinements designed to optimize product performance have slowed shipping significant volumes of 1 Mbit nvSRAMs. These programs, however, are progressing with our key customers who remain strongly committed to our 1 Mbit product family and forecast increasing demand for both the nvSRAM and real-time-clock products."

Simtek's advanced 0.25 micron product is the fastest 1 Mbit nonvolatile memory shipping in the market today, with advanced features supporting real-time-clock operation and user-defined options. Infinite read-write endurance to the static RAM and one-million-cycle store endurance with one-hundred-year data retention in the nonvolatile elements surpass any competing technology available today.

1 Mbit nvSRAM and RTC (real time clock) products are being designed into a number of programs, including multifunction printers, servers with RAID capability, factory automation controllers and data routers used in telecommunications systems.

Mitchell noted that the lengthy transition of manufacturing facilities also resulted in a need to raise additional equity capital earlier than it otherwise had intended. On October 12, 2004, Simtek closed a $2.5 million private equity offering that included warrants that, if exercised, could bring in an additional $1.6 million in equity. The equity infusion strengthened the Company's balance sheet considerably, providing necessary working capital going forward.

Simtek Corporation delivers fast re-programmable nonvolatile semiconductor memories. The Company's product portfolio consists of its legacy 4 Kbit, 16Kbit, 64Kbit and 256Kbit nonvolatile static RAMs and the first members of its 0.25 micron family, the 1 Mbit nvSRAM and 1 Mbit RTC. The Company is headquartered in Colorado Springs, Colorado, with international sales and marketing channels. It's common stock trades under the symbol SRAM on the OTC Electronic Bulletin Board. Information on Simtek can be obtained from its web site at http://www.simtek.com; via email at information@simtek.com; or by calling 719-531-9444 or faxing to 719-531-9481.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of
Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including statements predicting the Company's future growth. These forward-looking statements are inherently difficult to predict and involve risks and uncertainties that could cause actual results to differ materially, including, but not limited to, projections of future performance including predictions of future profitability; expectations of the business environment in which Simtek operates; current and anticipated increased demand for our products; the level and timing of orders that we receive and that we can deliver in a specified period; levels of inventories at our distributors and other customers; inventory mix and timing of customer orders; the success of cost-reduction efforts; our timely introduction and the market acceptance of new technologies and products; maintaining or improving our level of product shipments; our ability to obtain any required financing in a timely manner; and factors not directly related to Simtek, such as competitive pressures on pricing, market conditions in general, competition, technological progression, product obsolescence, and the changing needs of potential customers and the semiconductor industry in general; and current political conditions and negative trends in the global economy.
For a detailed discussion of these and other risk factors, please refer to Simtek's filings with the Securities and Exchange Commission (SEC), including its Annual Report on Form 10-KSB and subsequent 10-QSB and 8K filings. Contact:

Simtek Corporation
719-531-9444
information@simtek.com



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                                CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
                                                  (unaudited)

                                                                 3 Months Ended Sept 30                9 Months Ended Sept 30
                                                                 ----------------------                ----------------------
                                                                 2004             2003                 2004              2003
                                                                 ----             ----                 ----              ----
NET SALES............................................       $  2,877,575      $  3,422,039         $ 10,381,210      $ 10,777,139

     Cost of  sales..................................          2,123,753         2,303,117            7,101,323         7,223,644
                                                            ------------      ------------         ------------      ------------

GROSS MARGIN.........................................            753,822         1,118,922            3,279,887         3,553,495

OPERATING EXPENSES:
     Design, research and development................          1,448,876           985,755            4,249,136         3,468,898
     Administrative..................................            226,768           216,749              833,428           692,647
     Marketing.......................................            435,568           380,105            1,410,089         1,200,432
                                                            ------------      ------------         ------------      ------------

         Total Operating Expenses....................          2,111,212         1,582,609            6,492,653         5,361,977

NET LOSS FROM OPERATIONS.............................         (1,357,390)         (463,687)          (3,212,766)       (1,808,482)
                                                            ------------      ------------         ------------      ------------

OTHER INCOME (EXPENSE):
     Interest income.................................              5,655             5,177               19,178            22,613
     Interest expense................................            (58,889)          (64,724)            (179,357)         (189,360)
     Other income (expense), net.....................               (887)           10,092               (5,952)            8,699
                                                            ------------      ------------         ------------      ------------

         Total other income (expense)................            (54,121)          (49,455)            (166,131)         (158,048)
                                                            ------------      ------------         ------------      ------------

LOSS BEFORE TAXES....................................         (1,411,511)         (513,142)          (3,378,897)       (1,966,530)

     Provision for income taxes......................                  -                 -                    -                 -
                                                            ------------      ------------         ------------      ------------

NET LOSS ...........................................        $ (1,411,511)     $   (513,142)        $ (3,378,897)     $ (1,966,530)
                                                            ============      ============         ============      ============

NET LOSS PER COMMON SHARE:
     Basic and diluted EPS..........................        $       (.02)     $       (.01)        $       (.06)     $       (.04)
                                                            ============      ============         ============      ============

WEIGHTED AVERAGE COMMON SHARES
     OUTSTANDING:
     Basic and diluted..............................          57,703,387        54,648,069           57,375,272        54,510,142

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CONDENSED CONSOLIDATED BALANCE SHEETS

              ASSETS
              ------                                                             September 30, 2004     December 31, 2003
                                                                                 ------------------     ------------------
                                                                                    (unaudited)
CURRENT ASSETS:
   Cash and cash equivalents...............................................        $  1,705,387            $  3,431,679
   Certificate of deposit, restricted......................................             300,000                 300,000
   Accounts receivable - trade, net........................................           1,204,716               1,923,542
   Inventory, net .........................................................           1,295,013               1,201,432
   Prepaid expenses and other..............................................             107,560                 129,554
                                                                                   ------------            ------------
       Total current assets................................................           4,612,676               6,986,207

EQUIPMENT AND FURNITURE, net...............................................             819,955                 862,009
DEFERRED FINANCING COSTS...................................................              78,833                  91,280
OTHER ASSETS...............................................................              39,720                  58,291
                                                                                   ------------            ------------
TOTAL ASSETS...............................................................        $  5,551,184            $  7,997,787
                                                                                   ============            ============

       LIABILITIES AND SHAREHOLDERS' EQUITY
       ------------------------------------

CURRENT LIABILITIES:
   Accounts payable .......................................................        $  1,903,905            $  1,038,634
   Accrued expenses........................................................             313,832                 390,079
   Accrued wages...........................................................              19,011                       -
   Line of credit .........................................................                  -                  150,000
   Accrued vacation payable................................................             211,902                 179,580
   Obligation under capital leases.........................................              49,927                 123,585
                                                                                   ------------            ------------
       Total current liabilities...........................................           2,498,577               1,881,878

NOTES PAYABLE..............................................................                   -                   5,000
DEBENTURES.................................................................           3,000,000               3,000,000
OBLIGATION UNDER CAPITAL LEASES............................................              25,856                  61,221
                                                                                   ------------            ------------
       Total liabilities...................................................           5,524,433               4,948,099

SHAREHOLDERS' EQUITY:
   Preferred stock, $1.00 par value, 2,000,000 shares
       authorized and none issued and outstanding .........................                   -                       -
   Common stock, $.01 par value, 300,000,000 shares authorized,
       57,703,387 and 56,713,352 shares issued and outstanding
       at September 30, 2004 and December 31, 2003, respectively...........             577,034                 567,134
   Additional paid-in capital..............................................          39,576,270              39,230,210
   Treasury Stock..........................................................             (12,504)                (12,504)
   Accumulated deficit.....................................................         (40,114,049)            (36,735,152)
                                                                                   ------------            ------------
   Shareholders' equity....................................................              26,751               3,049,688
                                                                                   ------------            ------------
 TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY................................        $  5,551,184            $  7,997,787
                                                                                   ============            ============
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